                       SBC INTERNET COMMUNICATIONS, INC.

                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                            SBC COMMUNICATIONS INC.

           HAS INCREASED THE PRICE OF ITS OFFER TO PURCHASE FOR CASH

                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                            PAR VALUE $.01 PER SHARE

                                       OF

                       PRODIGY COMMUNICATIONS CORPORATION

                                       TO

                              $6.60 NET PER SHARE

          THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 1, 2001,
                          WHICH DATE MAY BE EXTENDED.

                                October 19, 2001

     To Our Clients:

     Enclosed for your consideration is a Supplement, dated October 19, 2001 (the "Supplement") to the Offer to Purchase, dated October 2, 2001 (the "Offer to Purchase") and the related revised (green) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer") in connection with the offer by SBC Internet Communications, Inc., a Delaware corporation ("SBC Internet") and an indirect wholly owned subsidiary of SBC Communications Inc., a Delaware corporation ("SBC"), to purchase all outstanding shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Prodigy Communications Corporation, a Delaware corporation ("Prodigy"), at $6.60 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Amended Offer.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED REVISED (GREEN) LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Amended Offer. Your attention is directed to the following:

          1. The tender price is $6.60 per Share, net to the seller in cash without interest.

          2.  The Amended Offer is being made for all outstanding Shares.

          3. A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF PRODIGY'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT EACH OF THE AMENDED OFFER AND THE MERGER IS FAIR TO PRODIGY AND ITS STOCKHOLDERS (OTHER THAN THE SBC COMPANIES (AS DEFINED IN THE MERGER AGREEMENT)), AND PRODIGY RECOMMENDS THAT STOCKHOLDERS ACCEPT THE AMENDED OFFER AND TENDER THEIR SHARES PURSUANT TO THE AMENDED OFFER.
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          4.  THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
     MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 1, 2001, WHICH DATE MAY BE EXTENDED.

          5. The Amended Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a number of Shares which, excluding the Shares beneficially owned by SBC and its subsidiaries, will constitute at least a majority of the remaining outstanding Shares on a fully diluted basis as of the date the Shares are accepted for payment pursuant to the Amended Offer (the "Minimum Tender Condition"). The Amended Offer is also subject to the other conditions set forth in the Supplement. See Sections 1 and 8 of the Supplement.

          6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to American Stock Transfer & Trust Company, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the revised Letter of Transmittal, transfer taxes on the purchase of Shares by SBC Internet pursuant to the Amended Offer. However, Federal income tax backup withholding at a rate of 30.5% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the revised Letter of Transmittal.

          7. Notwithstanding any other provision of the Amended Offer, payment for Shares accepted for payment pursuant to the Amended Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares into the Depositary's account at The Depository Trust Company, (b) either the original (blue) or the revised (green) Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the revised Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY SBC INTERNET, REGARDLESS OF ANY EXTENSION OF THE AMENDED OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Amended Offer is being made only by the Supplement, the Offer to Purchase and the related revised Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Amended Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Amended Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     SHARES PREVIOUSLY VALIDLY TENDERED AND NOT WITHDRAWN CONSTITUTE VALID TENDERS FOR PURPOSES OF THE AMENDED OFFER. STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION WITH RESPECT TO SUCH SHARES IN ORDER TO RECEIVE THE INCREASED OFFER PRICE OF $6.60 PER SHARE IF SHARES ARE ACCEPTED FOR PAYMENT AND PAID FOR BY SBC INTERNET PURSUANT TO THE AMENDED OFFER.

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                        INSTRUCTIONS WITH RESPECT TO THE
                       AMENDED OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK

                                       OF

                       PRODIGY COMMUNICATIONS CORPORATION
                                       BY

                       SBC INTERNET COMMUNICATIONS, INC.

                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                            SBC COMMUNICATIONS INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated October 2, 2001, (the "Offer to Purchase") as amended and supplemented by the Supplement thereto, dated October 19, 2001 and the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer") in connection with the offer by SBC Internet Communications, Inc., a Delaware corporation ("SBC Internet") and an indirect wholly owned subsidiary of SBC Communications Inc., a Delaware corporation ("SBC"), to purchase all outstanding shares of Class A common stock, par value $.01 per share (the "Shares"), of Prodigy Communications Corporation, a Delaware corporation ("Prodigy"), at $6.60 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Supplement.

     This will instruct you to tender to SBC Internet the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Amended Offer.

Number of Shares to be Tendered*          SIGN HERE

Account No.:                              Signature(s):

Dated:

                                          Print Name(s):

                                          Address(es):

                                          Area Code and Telephone Number:

                                          Tax Identification or Social Security
                                          Number:
---------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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